Exhibit 10.2

GUARANTY AND SURETYSHIP AGREEMENT

GUARANTY AND SURETYSHIP AGREEMENT (“Guaranty”) is made and entered into as of this 17th day of September, 2012, in favor of Agent and Lenders (each as defined below) by RIVES-MONTEIRO LEASING, LLC, an Alabama limited liability company (“Rives”), TROPICAL COMMUNICATIONS, INC., a Florida corporation (“Tropical”) and each other Person joined hereto as a guarantor (with Rives and Tropical, collectively and individually, the “Guarantor”), in consideration of the extension of credit by Agent and Lenders to Genesis Group Holdings, Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Loan and Security Agreement dated as of even date herewith (as amended, restated, supplement or otherwise modified from time to time, the “Loan Agreement”) among Borrower, Guarantor, the financial institutions which are now or which hereafter become a party thereto (collectively, the “Lenders”), and Midmarket Capital Partners, LLC, as agent for Lenders (in such capacity, the “Agent”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  Unless otherwise defined herein, capitalized terms shall have their respective meanings set forth in the Loan Agreement.

1.   Guaranty of Obligations.  Guarantor hereby absolutely and unconditionally guarantees, and becomes surety for, the full, prompt, complete and faithful performance, payment, observance and fulfillment of all obligations, liabilities and indebtedness owing by Borrower to Agent and Lenders of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether absolute or contingent, joint or several, due or to become due, whether now existing or hereafter arising under the Loan Agreement and the other Loan Documents (and any amendments, extensions, renewals or increases thereof), including, without limitation, all interest, fees, expenses, reimbursements, indemnities, and other charges, whether or not allowed or allowable in any bankruptcy proceeding, and all reasonable costs and expenses of Agent incurred in the enforcement of its rights hereunder and the collection of all amounts payable hereunder, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”).

2.   Nature of Guaranty; Waivers.  This is a guaranty of payment and not of collection, and Agent and Lenders shall not be required, as a condition of Guarantor’s liability, to make any demand upon or to pursue any of their rights against Borrower, or to pursue any rights which may be available to them with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations (other than unasserted claims for indemnification or expense reimbursement) have been paid in full and the Loan Agreement has been terminated, whereupon this Guaranty shall terminate and until such time this Guaranty will remain in full force and effect even if there are no Obligations outstanding at a particular time or from time to time.  This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by Agent and/or any Lender of any other party, or any other guaranty or any security held by Agent, for the benefit of Lenders, or directly by any Lender, for any of the Obligations, by any failure of Agent and/or any Lender to take any steps to perfect or maintain the Agent’s or any such Lender’s lien or security interest in or to preserve the Agent’s or any such Lender’s rights in or to any security or other collateral for the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of the Obligations or any part thereof or any security therefor or other guaranty thereof.  Guarantor’s Obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, deduction or defense based upon any claim Guarantor may have against Borrower, Agent or any Lender, except the indefeasible payment in full in cash of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon Agent’s and/or any Lender’s failure to comply with the notice requirements of §§ 9-611, 9-612 and 9-613 of the applicable version of Uniform Commercial Code are hereby waived.  Guarantor hereby waives all defenses based on suretyship or impairment of collateral.

Guarantor irrevocably waives and agrees not to take advantage of (a) any defense arising by virtue of any statute of limitations, or based on lack of authority, dissolution or ultra vires action and (b) notice of existence, creation or incurring of any new or additional indebtedness or obligations on the part of Borrower.

Agent and Lenders at any time and from time to time, without notice to or the consent of Guarantor, and without impairing or releasing, discharging or modifying Guarantor’s liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to (including the maturity thereof), any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to the Loan Agreement or any of the other Loan Documents or to the Obligations, any other guaranties, or any security for the Obligations or guaranties or increase (without limit of any kind) or decrease the Obligations (including all loans and extensions of credit thereunder) or modify the terms on which loans and extensions of credit may be made to Borrower; (c) apply any and all payments by whomever paid or however realized including any proceeds of any Collateral, to any Obligations of Borrower in accordance with the Loan Agreement and the other Loan Documents; (d) settle, compromise or deal with any other Person, including Borrower or any other guarantor, with respect to the Obligations in such manner as Agent deems appropriate in its sole discretion; (e) substitute, exchange, subordinate or release any security or guaranty for the Obligations; or (f) take such actions and exercise such remedies hereunder as provided herein.

3.   Repayments or Recovery from Agent.  If any demand is made at any time upon Agent and/or any Lender for the repayment or recovery of any amount received by it in payment or on account of the Obligations and if Agent and/or any Lender repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by Agent and/or such Lender, as the case may be.  The provisions of this Section 3 will be and remain effective notwithstanding any contrary action which may have been taken by Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to Agent’s and Lenders’ rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4.   [Reserved]

5.   Enforceability of Obligations.  No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge Guarantor’s liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted.  Guarantor hereby waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the Obligations that may result from any such proceeding.

6.   Events of Default.  Upon the occurrence and during the continuance of any Event of Default: (a) upon written demand from Agent, Guarantor shall pay to Agent the full amount of the Obligations; (b) Agent, in its discretion, may exercise with respect to any Collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; and (c) Agent and/or Lenders, in their discretion, may exercise from time to time any other rights and remedies available to them at law, in equity or otherwise.  Neither failure to give, nor defect in, any notice of any Event of Default given to Guarantor shall extinguish or in any way affect the Obligations of Guarantor under this Guaranty.

7.   Right of Setoff.  In addition to all liens upon and rights of setoff against Guarantor’s money, securities or other property given to Agent by law, Agent shall have, with respect to the Obligations to Agent and Lenders under this Guaranty and to the extent permitted by law, a contractual right of setoff, (i) of any indebtedness due from Agent to Guarantor and (ii) against all of Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, Agent or any other direct or indirect subsidiary of any Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts; provided that such right of setoff may not be exercised unless an Event of Default shall have occurred and be continuing.  Every such right of setoff may be exercised without demand upon or notice to Guarantor; provided that Agent or Lender (as applicable) agrees to provide Borrower with notice promptly after any such setoff.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of Agent or Lenders, as applicable, although Agent or a Lender may enter such setoff on its books and records at a later time.

8.   Security Agreement.  (A) To secure the full and prompt payment and performance of the Obligations, as and when due (whether at the stated maturity, by acceleration or otherwise), including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Guarantor hereby grants to Agent for the benefit of Lenders a continuing perfected Lien of first priority ranking (subject only to the Permitted Encumbrances) in and to all right, title and interest of Guarantor in any and all assets and all property of Guarantor, all whether now owned or hereafter created, arising or acquired and wherever located, including all of the following (the “Collateral”; all of the capitalized terms used in the following subsections, unless otherwise defined herein or in the Loan Agreement, shall have the meanings ascribed to such terms under the Uniform Commercial Code as in effect in the State of New York):

(a)   all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents of Title (including all warehouse receipts and bills of lading), Equipment, General Intangibles, Goods, Instruments, Inventory, including all stock-in-trade, raw materials, work in process, items held for sale or lease or furnished or to be furnished under contracts of sale or lease, goods that are returned, reclaimed or repossessed, and materials used or consumed in Guarantor’s business, Investment Property and Financial Assets (including all Commodity Accounts, Commodity Contracts, Securities (including all Certificated Securities and Uncertificated Securities), Security Entitlements and Securities Accounts) and Letter of Credit Rights,

(b)   all parts, substitutions or replacements to or of or accessories to any tangible assets and property included in the foregoing, and all software and computer programs embedded in the foregoing, and all accessions to the foregoing,

(c)   all supporting obligations for any of the foregoing and all rights of Guarantor in any property belonging to any third party in which a Lien of any kind or nature has been granted to Guarantor to secure the payment or performance of any third party under or with respect to any of the foregoing,

(d)   all records, books, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereupon and all other business books and records of Guarantor, and

(e)   all cash and non-cash proceeds (including, without limitation, insurance proceeds), products, rents and profits of all of the foregoing.

(B) Subject to any express exceptions set forth in the Loan Agreement, Guarantor shall, at Agent’s reasonable request, at any time and from time to time, execute and deliver to Agent within ten (10) days of such request, such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Agent) and do such other acts and things as Agent may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent for the benefit of Lenders (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Encumbrances) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral.  Guarantor irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as Guarantor’s true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent’s security interest in the Collateral.  Guarantor further agrees that a carbon, photographic, photostatic or other reproduction of this Guaranty or of a financing statement shall be sufficient as a financing statement.  Guarantor hereby authorizes Agent to prepare and file such financing statements or amendments thereof (including financing statements and amendments thereof describing the Collateral as “all assets” or “all personal property” or words to that effect) as Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC or the Uniform Commercial Code of any applicable jurisdiction, all without Guarantor’s signature.  Guarantor acknowledges and agrees that the Collateral is intended to encompass all assets and property of Guarantor and if at any time Guarantor acquires any interest in any assets or property a security interest in which cannot be perfected by the filing of a financing statement in the appropriate jurisdiction or any assets or property a security interest in which can be perfected by the filing of a financing statement in the appropriate jurisdiction but that are not covered by the security interest grant set forth above, such as commercial tort claims, then Guarantor will promptly notify Agent of the same and, if requested by Agent, cause such assets or property to become part of the Collateral and take such reasonable steps as Agent may require in accordance with the first sentence of this Section 8(B).

(C) [Reserved].

(D) Guarantor hereby irrevocably grants to Agent for the benefit of Lenders a royalty-free, non-exclusive license to use at any time during the continuance of an Event of Default Guarantor’s trademarks, copyrights, patents and other proprietary and intellectual property rights, in connection with the (a) advertisement for sale, and the sale or other disposition of, any finished goods Inventory by Agent in accordance with the provisions of the Loan Agreement, and (b) the manufacture, assembly, completion and preparation for sale of any unfinished Inventory by Agent in accordance with the provisions of the Loan Agreement.

(E) Upon the payment and satisfaction in full of the Obligations (other than unasserted claims for indemnification or expense reimbursement), and the delivery by Guarantor to Agent of a satisfactory release agreement, at Guarantor’s expense, Agent shall release all liens and security interests granted by Guarantor by execution and delivery of appropriate documentation, including, but not limited to, UCC termination statements, (A) within seven (7) Business Days of such payment or (B) concurrent with such payment if Guarantor gives three (3) Business Days advance notice of such payment.

(F) Upon Guarantor’s receipt from a customer or obligor on account of any ADEX Pre-Closing Receivables of any payment on account of an Account with respect to which such customer or obligor is obligated to make payments (regardless of whether such Account is an ADEX Pre-Closing Receviable), Guarantor may pay to the ADEX Sellers, in accordance with Section 2.3(c)(iv) of the ADEX Acquisition Agreement as in effect on the date of this Agreement, fifty percent (50%) of such payment free and clear of all liens and security interests of Agent.

9.     Costs.  To the extent that Agent and/or any Lender incurs any costs or expenses in protecting or enforcing its rights with respect to the Obligations or under this Guaranty, including reasonable and documented out-of-pocket attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand.

10.           Waiver of Subrogation.  Until this Guaranty is terminated as set forth in Section 2 hereof, Guarantor shall withhold exercise of any and all rights which Guarantor may have to (a) assert any claim against Borrower based on subrogation, restitution, reimbursement or contribution rights with respect to payments made hereunder, and (b) any realization on any property of Borrower, including participation in any marshalling of Borrower’s assets.

11.           [Reserved].

12.           Guarantor’s Representations and Warranties.  Guarantor represents and warrants to Agent and Lenders as follows:

(a)   Guarantor’s execution and performance of this Guaranty will not (i) violate or result in a default or breach (immediately or with the passage of time) under any material contract, agreement or instrument to which Guarantor is a party, or by which Guarantor is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule by which Guarantor is bound, or (iii) cause or result in the imposition or creation of any lien upon any property of Guarantor other than pursuant to Sections 7 and 8 hereof;

(b)   The execution, delivery and performance of this Guaranty is within its corporate or company power and authority, has been duly authorized by all necessary corporate or company action, is not in contravention of law or the terms of its formation or other applicable documents relating to Guarantor’s formation or to its business or conduct;

(c)   No consent, license or approval of, or filing or registration with, any governmental authority is necessary for the execution and performance hereof by Guarantor;

(d)   This Guaranty constitutes Guarantor’s valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally and subject to any equitable principles limiting the right to obtain specific performance of any such obligation;

(e)   This Guaranty promotes and furthers the business and financial interests of Guarantor and the creation of the Obligations hereunder will result in direct financial benefit to Guarantor;

(f)   Guarantor has executed this Guaranty after conducting its own independent review and analysis of the financial condition and operations of Borrower, and Guarantor has not relied upon any representation, statement or information of or from Agent and/or Lenders;

(g)   Guarantor was not induced to give this Guaranty by the fact that there are or may be other obligors; and

(h)   All representations and warranties made by Guarantor in the Loan Agreement and the other Loan Documents are true and correct.

13.   Notices.  All communications which Agent may provide to Guarantor herein shall be sent to Guarantor at the address set forth in, and will be delivered in the same manner as required by, Section 9.6 of the Loan Agreement.

14.   Preservation of Rights.  No delay or omission on Agent’s and/or any Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Agent and/or any Lender’s action or inaction impair any such right or power.  Agent’s and Lenders’ rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Agent and Lenders may have under other agreements, at law or in equity.  Agent and Lenders may proceed in any order against Borrower, Guarantor or any other obligor of, or collateral securing, the Obligations.

15.   Illegality.  In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16.           Changes in Writing.  No modification, amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom will be effective unless made in a writing signed by Agent and Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Guarantor in any case will entitle Guarantor to any other or further notice or demand in the same, similar or other circumstance.

17.           Entire Agreement.  This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement among Guarantor, Agent and Lenders and supersedes all other prior agreements and understandings, both written and oral, among Guarantor, Agent and Lenders with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from Guarantor to Agent and/or Lenders.

18.           Successors and Assigns.  This Guaranty will be binding upon and inure to the benefit of Guarantor, Agent and Lenders and their respective heirs, executors, administrators, successors and permitted assigns; provided however, that Guarantor may not assign this Guaranty in whole or in part without Agent’s prior written consent, and Agent at any time may assign this Guaranty in whole or in part to the extent permitted under the Loan Agreement.

19.           Interpretation.  In this Guaranty, unless Agent and Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty unless otherwise indicated.  Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.  If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

20.           Indemnity.  Guarantor agrees to indemnify Agent each Lender, their directors, officers and employees and each legal entity, if any, who controls Agent or a Lender, as applicable (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all reasonable and documented fees and charges of one or external counsel and one local counsel in each relevant jurisdiction) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Guaranty; provided, however, that the foregoing indemnity agreement shall not apply to (x) claims, damages, losses, liabilities and expenses attributable to an Indemnified Party’s gross negligence or willful misconduct, or (y) disputes solely among Agent, Lenders and their respective Participants.  The indemnity agreement contained in this Section 20 shall survive the termination of this Guaranty.  Guarantor may participate at its expense in the defense of any such claim.

21.           Governing Law and Jurisdiction.  This Guaranty shall be construed in accordance with and governed by the internal substantive laws of the State of New York without reference to its conflict of laws rules.  Any judicial proceeding brought by or against Guarantor with respect to any of the Obligations, this Guaranty, any of the other Loan Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Guaranty, Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty.  Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Guarantor at its address set forth below and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Guarantor in the courts of any other jurisdiction.  Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Guarantor waives the right to remove any judicial proceeding brought against in any state court to any federal court.  Any judicial proceeding by Guarantor against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Guaranty or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York; provided that the foregoing shall not preclude Guarantor from bringing a claim or counterclaim action in any court in which Agent or any Lender has initiated a judicial proceeding against Guarantor.

22.           Waiver of Jury Trial.  GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR, AGENT AND ANY LENDER OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND GUARANTOR HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT GUARANTOR, AGENT AND/OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, (including the waiver of jury trial) and has been advised by counsel with respect to this Guaranty as necessary or appropriate.

[SIGNATURE TO APPEAR ON FOLLOWING PAGE]

WITNESS the due execution hereof as a document, as of the date first written above, with the intent to be legally bound hereby.

GUARANTOR:

RIVES-MONTEIRO LEASING, LLC

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	Vice President

TROPICAL COMMUNICATIONS, INC.

By:	/s/ Lawrence Sands
Name:	Lawrence Sands
Title:	Vice President

[Guaranty]